Exhibit 99.1

               NEWMONT ANNOUNCES FOURTH QUARTER AND 2006 RESULTS;
           NET INCOME INCREASES 146% TO $791 MILLION ($1.76 PER SHARE)

    DENVER, Feb. 22 /PRNewswire-FirstCall/ -- Newmont Mining Corporation (NYSE:
NEM) today announced net income for 2006 increased 146% to $791 million ($1.76 per share) compared with $322 million ($0.72 per share) for 2005. Net income for the fourth quarter increased by 260% to $223 million ($0.50 per share), compared with $62 million ($0.14 per share) for the fourth quarter of 2005.

    Wayne W. Murdy, Chairman and Chief Executive Officer, said, "We finished 2006 on a high note, generating record earnings of $791 million, despite facing a challenging industry landscape. Our leverage to gold prices grew again this year, as our cash operating margin per ounce increased by over 44%, outpacing the 36% rise in the realized gold price. We continue to reinvest in our business while maintaining our positive outlook for the gold price. During 2006, we brought the Phoenix and Leeville mines in Nevada and the Ahafo mine in Ghana into commercial production. We also continued development of the Boddington project in Australia, the power plant in Nevada and the gold mill at Yanacocha in Peru. For 2007, we expect equity gold sales to temporarily decline to between
5.2 and 5.6 million equity ounces before we begin to fully realize the benefits of our investments in Nevada, Ghana and Australia.

    "Despite industry wide challenges of declining reserve grades and escalating costs, we grew our reserves for the fifth straight year, adding 52.5 million ounces of gold to reserves during this period, while bringing three new mines into commercial production. We are committed to building for the future with a renewed conviction in our goal of being the Gold Company of Choice for our investors, employees, host communities and partners."

    The Company also announced consolidated gold sales for 2006 of 7.4 million ounces (5.9 million equity ounces) at costs applicable to sales of $304 per ounce and an average realized price of $599 per ounce. Consolidated gold sales for the fourth quarter were 2.0 million ounces (1.7 million equity ounces) at costs applicable to sales of $322 per ounce and an average realized price of $619 per ounce.

    FINANCIAL AND OPERATING ($ millions, except per share)

                                  Q4 2006     Q4 2005       2006        2005
                                 ---------   ---------   ---------   ---------
Revenues                         $   1,460   $   1,292   $   4,987   $   4,352
Income from continuing
 operations                      $     215   $      69   $     840   $     360
Income from continuing
 operations per share            $    0.48   $    0.16   $    1.87   $    0.81
Net income                       $     223   $      62   $     791   $     322
Net income per share             $    0.50   $    0.14   $    1.76   $    0.72
Consolidated gold sales
 (000 ounces) (1)                    2,011       2,407       7,361       8,429
Equity gold sales
 (000 ounces) (1), (2)               1,716       1,799       5,870       6,493
Average realized gold price
 ($/ounce)                       $     619   $     472   $     599   $     441
Costs applicable to sales
 ($/ounce)                       $     322   $     232   $     304   $     237
Cash operating margin
 ($/ounce) (3)                   $     297   $     240   $     295   $     204

    (1) Includes 17,400 and 100,300 ounces sold (consolidated and equity) for the quarter and year ended December 31, 2006, respectively, and 22,100 ounces sold (consolidated and equity) for the quarter and year ended December 31, 2005, from Phoenix and Leeville start-up activities which are not included in Revenue, Costs applicable to sales and Depreciation, depletion and amortization per ounces calculations prior to commencing operations on October 1, 2006 and October 14, 2006, respectively. Revenues and costs during start-up activities are included in Other income, net.

    (2) Includes sales from Holloway and Zarafshan operations.

    (3) Cash operating margin ($/ounce) is defined as the Average realized gold price ($/ounce) less Costs applicable to sales ($/ounce).

    Exploration and Reserve Highlights

    For 2006, the Company added 7.9 million equity ounces of reserves through exploration and 3.7 million equity ounces through acquisition, offsetting 7.4 million equity ounces of depletion, 1.5 million equity ounces expropriated in Uzbekistan and 2.0 million equity ounces of revisions.

    (1) Revisions consist of downward adjustments to reserves at Batu Hijau, Phoenix and Midas due to a combination of factors including less favorable geotechnical slopes, lower metallurgical recoveries, higher operating costs, and higher cutoff grades.

    (2) For detailed information on the Company's year-end reserves, please refer to the Supplemental Information in this release.

    Reserves increased by 0.7 million equity ounces, with Australia, Ghana, and La Herradura increasing reserves in excess of depletion by 3.6, 1.6, and 0.6 million equity ounces, respectively. Yanacocha's reserves decreased 1.7 million equity ounces, roughly equal to depletion. Nevada nearly covered depletion of
3.0 million equity ounces with a net reduction to reserves of 0.2 million equity ounces. Due to geotechnical revisions and higher processing and mining costs, Batu Hijau reserves declined by 1.3 million equity ounces.

    Forecasted declining ore grades, increasing strip ratios and increasing gold prices all impacted 2006 reserves. For the year, the Company's reserve grade remained constant at 0.034 ounces per ton while the average strip ratio increased to 2.08 in 2006 from 1.93 in 2005. The gold price basis for reserve calculations increased from $400 per ounce in 2005 to $500 per ounce in 2006.

    Non-reserve mineralization (NRM) increased by approximately 14%, primarily as a result of the addition of new NRM in Nevada, Australia, Ghana and Mexico, as well as the increased interests in Boddington and Akyem.

    For 2006, our reserve sensitivity is approximately 5.0 million equity ounces for every $25 change in the gold price between $475 and $550 per ounce, assuming costs remain constant. Drill data limitations constrain the Company's ability to reliably project reserve sensitivities beyond $550 per ounce gold price.

    Financial Review

    Fourth quarter 2006 net income was $223 million ($0.50 per share), compared with $62 million ($0.14 per share) for the fourth quarter 2005. For 2006, net income was $791 million ($1.76 per share), compared with $322 million ($0.72 per share) for 2005. Net income for the fourth quarter and the year was impacted by the following which increased net income for the quarter by $13 million.

    IMPACT OF THE FOLLOWING TRANSACTIONS
    (after-tax), $ Million

                                       Q4 2006      Q4 2005        2006         2005
                                      ---------    ---------    ---------    ---------
Gain on sale of assets                $      --    $      --    $     193    $      45
Tax estimate revisions, net           $      44    $      --    $      35    $      27
Prepaid forward (opportunity cost)    $      --    $      --    $     (49)   $      (4)
Reclamation estimate revisions        $     (29)   $     (16)   $     (31)   $     (22)
Buyat Bay litigation & settlement     $      (3)   $     (18)   $     (14)   $     (30)
Stock option accounting               $      (5)   $      --    $     (19)   $      --
Peruvian mining royalty               $      (2)   $      --    $     (11)   $      --
Write-down of assets                  $      --    $     (67)   $      --    $     (67)
Discontinued operations               $       8    $      (7)   $     (49)   $     (38)

    The Company generated net cash from continuing operations of $435 million in the fourth quarter of 2006, after a $47 million increase in working capital. For 2006, cash from continuing operations was $1,237 million, compared with $1,243 million for 2005.

    OPERATING HIGHLIGHTS

NEVADA                                 Q4 2006      Q4 2005        2006         2005
-----------------------------------   ---------    ---------    ---------    ---------
Consolidated gold sales
(000 ounces)                                887          652        2,534        2,444
Equity gold sales
 (000 ounces)                               887          606        2,427        2,287
Costs applicable to sales
 ($/ounce)                            $     363    $     352    $     403    $     333

    (1) Includes 17,400 and 100,300 ounces sold (consolidated and equity) for the quarter and year ended December 31, 2006, respectively, and 22,100 ounces sold (consolidated and equity) for the quarter and year ended December 31, 2005, from Phoenix and Leeville start-up activities which are not included in Revenue, Costs applicable to sales and Depreciation, depletion and amortization per ounces calculations prior to commencing operations on October 1, 2006 and October 14, 2006, respectively. Revenues and costs during start-up activities are included in Other income, net.

    In Nevada, gold ounces sold increased in the fourth quarter of 2006 from the year-ago quarter, due to the commencement of commercial production at Phoenix and Leeville in October 2006, increased underground production and increased access to open pit ore at Twin Creeks, partially offset by lower production at Lone Tree. The Phoenix project commenced commercial production on October 1, 2006, followed by the Leeville project on October 14, 2006. Phoenix and Leeville produced 160,800 and 243,700 ounces in the fourth quarter and year, respectively, including 17,400 and 100,300 start-up ounces during the fourth quarter and year, respectively. Gold production at Lone Tree declined as mining was completed in 2006. Overall in Nevada, mill ore grade decreased 27% and mill throughput increased 51% from the year ago quarter, primarily as a result of the start-up of the lower grade Phoenix operation. Heap leach production was higher than 2005 due to a 50% increase in average grade of ore placed on the leach pads. Costs applicable to sales per ounce increased 3% for the fourth quarter, primarily due to increased labor, diesel, power, cyanide and other commodity prices, and higher underground contract service costs. Depreciation, depletion and amortization increased 126% quarter over quarter as a result of the investment in new equipment and facilities.

YANACOCHA                              Q4 2006      Q4 2005        2006         2005
-----------------------------------   ---------    ---------    ---------    ---------
Consolidated gold sales
 (000 ounces)                               439        1,063        2,572        3,328
Equity gold sales
 (000 ounces)                               225          546        1,321        1,709
Costs applicable to sales
 ($/ounce)                            $     244    $     145    $     193    $     147

    At Yanacocha in Peru, gold ounces sold decreased in the fourth quarter of 2006 from 2005, primarily due to a 46% decrease in ore grade and a 33% decrease in ore tons mined and placed on the leach pads as anticipated in the mine plan. The proportion of waste tons mined increased from 0.5 waste tons per ton of ore in the fourth quarter of 2005 to 1.2 waste tons per ton of ore in the fourth quarter of 2006. Costs applicable to sales per ounce increased 68% in the fourth quarter of 2006 due to decreased production, increased consumption and increased prices of diesel, cyanide, lime and other commodities and higher worker's participation share and royalties due to increased gold prices, partially offset by an increase in by-product credits.

AUSTRALIA/NEW ZEALAND                  Q4 2006      Q4 2005        2006         2005
-----------------------------------   ---------    ---------    ---------    ---------
Consolidated gold sales
 (000 ounces)                               347          397        1,350        1,601
Equity gold sales
 (000 ounces)                               347          397        1,350        1,601
Costs applicable to sales
 ($/ounce)                            $     387    $     315    $     384    $     317

    Australia/New Zealand operations sold fewer ounces of gold in the fourth quarter of 2006 compared to the same period in 2005, primarily due to decreased ore tons mined and lower mill throughput. Costs applicable to sales per ounce increased in the fourth quarter 2006 as compared to the same period in 2005 primarily due to the decrease in ounces sold, as well as increased commodity costs. Costs applicable to sales were also impacted by the change in accounting for open pit waste removal costs. Under accounting rules, in 2005, the deferral of mining costs reduced Costs applicable to sales per ounce by $21 per ounce.

BATU HIJAU                             Q4 2006      Q4 2005        2006         2005
-----------------------------------   ---------    ---------    ---------    ---------
Consolidated copper sales
 (million pounds)                           147          129          435          573
Equity copper sales
 (million pounds)                            78           68          230          303
Costs applicable to sales
 ($/pound copper)                     $    0.64    $    0.60    $    0.71    $    0.53
Average realized copper
 price, net                           $    1.63    $    1.30    $    1.54    $    1.17
Consolidated gold sales
 (000 ounces)                               169          181          435          721
Equity gold sales
 (000 ounces)                                89           96          230          381
Costs applicable to
 sales ($/ounce)                      $     192    $     162    $     209    $     152

    At Batu Hijau in Indonesia, copper sales increased by 14% and gold sales decreased by 7% in the fourth quarter of 2006 from the year ago quarter. The increase in copper sales was primarily driven by higher mill throughput and copper ore grades as well as an increase in total tons mined due to the addition of new mining equipment, shorter hauling distance and increased shovel productivity. The decrease in gold sales was primarily due to lower average gold grades in 2006 versus the year ago quarter. Costs applicable to sales per pound of copper and per ounce of gold increased due to increased mining activity and increased diesel, tire, labor and process maintenance costs.

AHAFO                                  Q4 2006      Q4 2005        2006         2005
-----------------------------------   ---------    ---------    ---------    ---------
Consolidated gold sales
 (000 ounces)                               125           --          202           --
Equity gold sales
 (000 ounces)                               125           --          202           --
Costs applicable to sales
 ($/ounce)                            $     326    $      --    $     297    $      --

    Ahafo commenced commercial production in August with gold sales of 124,800 and 202,100 ounces for the quarter and year ended December 31, 2006, respectively. Gold production was impacted by nation-wide power rationing due to low water levels at Lake Volta serving Ghana's Akosombo hydroelectric facilities. Costs applicable to sales in 2006 benefited from the capitalization of pre-production costs and are expected to be higher in 2007 as a result. In addition, 2007 costs are expected to be negatively impacted by increased power costs. Production may also be negatively impacted in 2007 from potential future power rationing. Additional temporary diesel generating capacity is being installed, and longer-term, lower-cost solutions to the current power shortages are being explored.

OTHER OPERATIONS                       Q4 2006      Q4 2005        2006         2005
-----------------------------------   ---------    ---------    ---------    ---------
Consolidated gold sales
 (000 ounces)                                45          114          267          337
Equity gold sales
 (000 ounces)                                42          109          252          325
Costs applicable to sales
 ($/ounce)                            $     272    $     211    $     222    $     233

    Other operations include the Kori Kollo mine in Bolivia, the La Herradura mine in Mexico and the Golden Giant mine in Canada. Gold sales decreased in the fourth quarter of 2006 from the year ago quarter due to the completion of mining at Golden Giant in December 2005 and a higher proportion of waste tons mined at Kori Kollo, which reduced the ore available to be placed on leach pads. Costs applicable to sales per ounce increased from the fourth quarter of 2006 compared to 2005 as a result of the decrease in production and increased labor, diesel and other commodity costs.

    Merchant Banking

    For the fourth quarter of 2006, royalty and dividend income was $32 million, 45% higher than the year ago quarter. For 2006, royalty and dividend income was $120 million, up approximately 52% over last year. At the end of 2006, the market value of the marketable equity securities portfolio was $1.4 billion, an increase of $413 million from year-end 2005. Unrealized pre-tax gains in the portfolio were approximately $820 million as of December 31, 2006.

    During the fourth quarter of 2006, the Company completed the sale of the Holloway mine in Canada for cash proceeds of $40 million, and a royalty.

    In January 2007, the Company entered into an agreement with Oxiana Resources (Oxiana) and Agincourt Resources (Agincourt) in connection with Oxiana's offer to acquire Agincourt. Subject to satisfaction of certain conditions, the transaction is expected to close in mid-2007. The Company agreed to sell its 19.9% interest in Agincourt in exchange for approximately 2% of Oxiana. The exchange follows the sale of the Company's Martabe project to Agincourt in exchange for 43.5 million Agincourt shares in August 2006.

    Exploration, Advanced Projects, Research & Development

    Exploration expenditures were $50 million in the fourth quarter of 2006 compared with $44 million in the year ago quarter. Advanced projects, research and development expenditures were $26 million in the fourth quarter of 2006 and 2005. For 2006, exploration expenditures were $170 million, with advanced projects, research and development expenditures totaling $94 million.

    Of the 2006 exploration spending, 68% was dedicated to near-mine exploration and reserve development and 32% was spent on greenfields exploration. The Company grew equity reserves by 0.7 million equity ounces to 93.9 million ounces net of 7.4 million equity ounces of depletion. Additionally, non-reserve mineralization (NRM) increased by approximately 14%, net of reserve conversion.

    Acquisitions of additional ownership interests at Boddington in Australia and Akyem in Ghana resulted in the addition of 3.7 million equity ounces of reserves in 2006, which was partially offset by the reduction of 3.5 million equity ounces of reserves due to revisions of the mine plans at Batu Hijau, Phoenix and Midas as well as the Republic of Uzbekistan's expropriation of the Company's interest in the Zarafshan-Newmont Joint Venture. The Company is currently seeking compensation from the Republic of Uzbekistan in two separate international arbitration venues.

    In Australia, exploration at Boddington, Kalgoorlie, and Jundee contributed a total of 2.3 million equity ounces of reserves. In North America, approximately 3.6 million equity ounces were added net of revision from exploration in Nevada and Mexico. Additionally, in the Ahafo region of Ghana, exploration contributed 0.7 million equity ounces from the Susuan and Awonsu areas.

    The Company's 2007 exploration efforts are expected to focus on near-mine programs on the Carlin Trend in Nevada, Mexico, Yanacocha in Peru, and the Sefwi Belt in Ghana as well as regions of Australia. Additionally, there are encouraging greenfields projects in the pipeline in regions such as the Guiana Shield in South America, the Andes in Peru, and the Greenstone Belts in West Africa that have the potential to increase NRM.

    Capital Project Development Update

    Capital expenditures in 2006 were primarily related to the completion of Ahafo ($117 million), Leeville ($104 million), and Phoenix ($87 million) as well as the continued construction of the Nevada power plant ($239 million), the Yanacocha gold mill ($44 million) and Boddington in Australia ($93 million).

    Construction of a 200 megawatt coal-fired power plant in Nevada was approximately 37% complete at the end of 2006 and remains on target for completion in 2008. The capital cost is expected to be between $620 and $640 million. The lower cost of self-generating electricity, when compared to our projection of future market prices in the region, is expected to reduce costs applicable to sales by up to $25 per ounce.

    The Company also began construction of a gold mill at Yanacocha during the year, which was approximately 38% complete at year-end. The project is expected to cost between $250 and $270 million, with full production anticipated by mid-2008. Upon completion, the gold mill is expected to enhance the processing efficiency of more complex ores, expand future reserves, improve financial returns and extend the operating life at Yanacocha.

    Development of Boddington remains on schedule (approximately 21% complete), with start-up expected in late 2008 or early 2009. Newmont's share of the expected capital cost is between $0.9 and $1.1 billion. The completion of this project is anticipated to provide reserve growth potential with a competitive cost profile in a developed and stable country. Pre-stripping activities at the project commenced in the first quarter of 2007.

    As previously announced, the Akyem project is undergoing optimization and a feasibility study update to reflect increases in estimated capital and operating costs while incorporating additional exploration drilling data. A development decision is currently expected by the end of 2007. Akyem gold reserves were 7.7 million equity ounces at the end of 2006.

    2007 Guidance

    For 2007, we expect equity gold sales to temporarily decline before realizing the benefits of our investments in Nevada, Ghana and Australia. In 2007, the Company expects equity gold sales of between 5.2 and 5.6 million ounces, primarily as a result of lower production from Yanacocha and Australia, as well as the closure of Lone Tree in Nevada and Golden Giant in Canada in 2006. Previously announced asset sales, and lost production from the expropriation of the Company's 50% interest in the Zarafshan-Newmont Joint Venture in Uzbekistan, will also contribute to lower gold sales in 2007.

    Costs applicable to sales for 2007 are expected to be approximately 25% higher than 2006, primarily from lower production from Yanacocha and Australia, as well as expected higher labor, consumables, and energy prices in all operating regions. Additionally, future potential power interruptions in Ghana could further impact the Company's costs applicable to sales in 2007. After 2007, the Company expects to realize cost efficiencies and benefits from investments in the Leeville, Phoenix and Ahafo mines, as well as the completion of Boddington, the construction of the power plant in Nevada and the completion of the gold mill at Yanacocha.

    The Company anticipates capital expenditures of between $1.8 and $2.0 billion in 2007, with approximately one third invested in Nevada, one third in Australia/New Zealand, and the remaining one third invested at the other locations. Approximately $0.8 to $0.9 billion of the 2007 capital budget is allocated to sustaining investments, with the remaining $1.0 to $1.1 billion allocated to new project development and improvement initiatives, including the Boddington project, continued development of the power plant in Nevada, and completion of the Yanacocha gold mill.

    Consolidated financial guidance for 2007 is summarized in the following table.

CONSOLIDATED FINANCIAL GUIDANCE ($ millions, except tax rate)
------------------------------------------------------------
Royalty and dividend income                      $100 - $110
Depreciation, depletion & amortization           $800 - $865
Exploration                                      $170 - $175
Advanced projects, research and development      $ 85 - $100
General and administrative                       $155 - $165
Interest expense, net                            $ 95 - $105
Tax rate (assuming $650/oz gold)                  29% -  34%

    Regional equity gold sales, costs applicable to sales and capital expenditure guidance are summarized in the following sections.

    Nevada, USA

    Equity gold sales in Nevada are expected to remain stable in 2007 at approximately 2.35 to 2.55 million ounces. Higher production from Phoenix, Leeville and Twin Creeks is expected to be partially offset by the shut-down of Lone Tree at the end of 2006. Higher mill throughput and mill recoveries are expected to be offset by lower planned mill grades and leach recoveries in 2007.

    Costs applicable to sales in Nevada are also expected to remain stable in 2007 at approximately $375 to $400 per ounce. Ongoing labor and energy cost pressures are expected to be offset by reduced contracted services and other expenses, as well as lower anticipated maintenance costs associated with a newer mining fleet.

    For 2007, capital expenditures in Nevada are expected to remain stable at approximately $560 to $630 million. Lower anticipated spending on Phoenix and Leeville is expected to be offset by spending on the power plant.

    Yanacocha, Peru

    As previously announced, equity gold sales at Yanacocha are expected to decrease to between 775,000 and 825,000 ounces in 2007, primarily as a result of lower throughput and ore grades.

    Costs applicable to sales at Yanacocha are expected to increase in 2007 to between $340 and $360 per ounce, primarily as a result of lower production. Future operating costs are anticipated to be impacted by further mine plan optimization efforts.

    For 2007, capital expenditures at Yanacocha are expected to increase to approximately $310 to $340 million, primarily as a result of spending on the gold mill and leach pad expansions.

    The Company also continues to evaluate the optimal development plan for Conga, with timing dependent on cost projections, further community engagement, the legal and regulatory environment, permitting, and other factors.

    Australia/New Zealand

    Equity gold sales in Australia/New Zealand are expected to decline to between 1.275 and 1.325 million ounces in 2007, primarily as a result of lower planned throughput and ore grades. In New Zealand, lower mill throughput is anticipated as a result of planned mine sequencing adjustments. Lower anticipated ore grades at Tanami and planned ramp-down sequencing at Pajingo are also expected to contribute to declining gold sales in the region until Boddington begins production.

    Costs applicable to sales are expected to increase in Australia/New Zealand to between $445 and $470 per ounce in 2007, primarily as a result of lower planned production and higher anticipated labor, electricity and fuel expenses. Costs applicable to sales are expected to benefit from the completion of Boddington, starting in 2009.

    For 2007, capital expenditures in Australia/New Zealand are expected to increase to approximately $580 to $645, primarily as a result of Boddington's higher equity ownership and increased construction spending for the year.

    Batu Hijau, Indonesia

    Equity gold and copper sales at Batu Hijau are expected to remain stable in 2007 at between 230,000 and 250,000 ounces of gold and between 210 and 230 million pounds of copper. Equity gold and copper sales are expected to be positively impacted by higher grades and throughput, offset by lower copper recoveries. During the first quarter of 2007, the remaining copper hedge contracts are scheduled to expire.

    Costs applicable to sales are expected to increase in 2007 to between $225 and $240 per ounce of gold and between $1.10 and $1.20 per pound of copper. Increasing operating costs are expected to result primarily from higher stripping expenses, as well as rising fuel, energy and consumables prices.

    Capital expenditures in 2007 at Batu Hijau are expected to remain relatively stable at approximately $140 to $150 million, with higher mine development capital essentially offset by other sustaining capital.

    Ghana

    Gold sales at Ahafo in Ghana are expected to increase in 2007 to between 410,000 and 450,000 ounces, as the mine enters its first full year of production. Gold production at Ahafo in 2007 is expected to be lower than previously planned as a result of reduced processing grades and recoveries. Additionally, higher costs and potential production interruptions could result from possible future power shortages in 2007. The Company is working to address the impact of the drought-related power shortages and will continue to cooperate with the Ghanaian government and an industry-wide consortium to formulate a series of potential solutions.

    Costs applicable to sales at Ahafo are expected to increase substantially to between $460 and $500 per ounce in 2007, primarily as a result of lower than previously planned production and higher power costs. Operating costs at Ahafo are also expected to increase in 2007 as a result of higher anticipated labor and contracted services expenditures, as well as rising fuel and consumables prices.

    For 2007, capital expenditures in Ghana are expected to be approximately $180 to $200 million, primarily related to power generation, mine development and optimization initiatives, as well as continued feasibility work on the Akyem project. Additional investment may be required in 2007 to provide possible future power generating capacity.

    In 2006, the Company deferred development of the Akyem project pending completion of permitting, resolution of nation-wide power shortages, and completion of an optimization study.

    STATEMENTS OF CONSOLIDATED INCOME

                                       Q4 2006      Q4 2005        2006         2005
                                      ---------    ---------    ---------    ---------
                                          (unaudited, in millions except per share)
Revenues
  Sales - gold, net                   $   1,221    $   1,124    $   4,316    $   3,680
  Sales - copper, net                       239          168          671          672
                                          1,460        1,292        4,987        4,352
Costs and expenses

  Costs applicable to sales
   (exclusive of depreciation,
   depletion and amortization
   shown separately below)
    Gold                                    643          553        2,207        1,990
    Copper                                   93           77          308          303
                                            737          630        2,515        2,293
  Depreciation, depletion and
   amortization                             192          169          636          635
  Exploration                                50           44          170          147
  Advanced projects, research
   and development                           26           26           94           73
  General and administrative                 46           39          149          134
  Write-down of goodwill                     --           41           --           41
  Write-down of long-lived assets            --           41            3           43
  Other expense                              88           53          149          112
                                          1,138        1,043        3,716        3,478
  Other income (expense)
    Other income, net                        65           92          451          269
    Interest expense, net of
     capitalized interest                   (27)         (22)         (97)         (97)
                                             38           70          354          172

  Income from continuing operations
   before income tax, minority
   interest and equity income
   (loss) of affiliates                     360          319        1,625        1,046
  Income tax expense                        (62)        (119)        (424)        (310)
  Minority interest in income of
   consolidated subsidiaries                (84)        (132)        (363)        (380)
  Equity income of affiliates                 1            1            2            4
  Income from continuing
   operations                               215           69          840          360
  Income (loss) from discontinued
   operations                                 8           (7)         (49)         (38)
  Net income                          $     223    $      62    $     791    $     322

  Income per common share
    Basic:
      Income from continuing
       operations                     $    0.48    $    0.16    $    1.87    $    0.81
      Income (loss) from
       discontinued operations             0.02        (0.02)       (0.11)       (0.09)
      Net income                      $    0.50    $    0.14    $    1.76    $    0.72
    Diluted:
      Income from continuing
       operations                     $    0.47    $    0.15    $    1.86    $    0.80
      Income (loss) from
       discontinued operations        $    0.02    $   (0.01)   $   (0.11)   $   (0.08)
      Net income                      $    0.49    $    0.14    $    1.75    $    0.72

Basic weighted-average common
 shares outstanding                         450          446          450          446
Diluted weighted-average common
 shares outstanding                         452          449          452          449
Cash dividends declared per
 common share                         $    0.10    $    0.10    $    0.40    $    0.40

    CONSOLIDATED BALANCE SHEETS

                                                           At December 31,
                                                     ---------------------------
                                                         2006           2005
                                                     ------------   ------------
                                                       (unaudited, in millions)
                ASSETS
Cash and cash equivalents                            $      1,166   $      1,082
Marketable securities and other
 short-term investments                                       109            817
Trade receivables                                             142             94
Accounts receivable                                           216            135
Inventories                                                   382            304
Stockpiles and ore on leach pads                              378            241
Deferred stripping costs                                       --             78
Deferred income tax assets                                    156            159
Other current assets                                           93             90
    Current assets                                          2,642          3,000
Property, plant and mine development, net                   6,847          5,581
Investments                                                 1,319            955
Long-term stockpiles and ore on leach pads                    812            599
Deferred stripping costs                                       --            100
Deferred income tax assets                                    799            515
Other long-term assets                                        178            181
Goodwill                                                    3,004          2,879
Assets of operations held for sale                             --            182
    Total assets                                     $     15,601   $     13,992

              LIABILITIES
Current portion of long-term debt                    $        159   $        195
Accounts payable                                              340            227
Employee-related benefits                                     182            176
Derivative instruments                                        174            270
Income and mining taxes                                       364             77
Other current liabilities                                     520            394
    Current liabilities                                     1,739          1,339
Long-term debt                                              1,752          1,723
Reclamation and remediation liabilities                       528            442
Deferred income tax liabilities                               703            446
Employee-related benefits                                     309            273
Other long-term liabilities                                   135            415
Liabilities of operations held for sale                        --             47
    Total liabilities                                       5,166          4,685
Minority interests in subsidiaries                          1,098            931

              STOCKHOLDERS' EQUITY
Common stock                                                  677            666
Additional paid-in capital                                  6,703          6,578
Accumulated other comprehensive income                        673            378
Retained earnings                                           1,284            754
    Total stockholders' equity                              9,337          8,376
    Total liabilities and stockholders' equity       $     15,601   $     13,992

    STATEMENTS OF CONSOLIDATED CASH FLOW

                                        Q4 2006       Q4 2005        2006          2005
                                      ----------    ----------    ----------    ----------
                                                    (unaudited, in millions)
Operating activities
  Net income                          $      223    $       62    $      791    $      322
  Adjustments to reconcile net
   income to net cash from
   continuing operations:
  Depreciation, depletion and
   amortization                              192           168           636           635
  Revenue from prepaid forward
   sales obligation                           --            --           (48)          (48)
  (Gain) loss from discontinued
   operations                                 (8)            7            49            38
  Accretion of accumulated
   reclamation obligations                     9             7            31            27
  Amortization of deferred
   stripping costs, net                       --           (56)           --           (56)
  Deferred income taxes                       62            22           (55)          (12)
  Minority interest expense                   84           132           363           380
  Gain on asset sales, net                    (3)          (12)         (315)          (48)
  Gain on sale of investments,
   net                                        (9)          (27)          (13)          (54)
  Hedge (gain) loss, net                    (128)           95           (46)           99
  Other operating adjustments
   and write-downs                            60           182           150           146
Decrease (increase) in operating
 assets:
  Trade and accounts receivable              (59)          (90)         (110)          (65)
  Inventories, stockpiles and
   ore on leach pads                         (65)          (24)         (388)         (179)
  Other assets                                24           (29)          (25)          (29)
Increase (decrease) in operating
 liabilities:
  Accounts payable and other
   accrued liabilities                        69            76           277           135
  Reclamation liabilities                    (16)          (24)          (60)          (48)
Net cash provided from continuing
 operations                                  435           489         1,237         1,243
Net cash used in discontinued
 operations                                   (6)           (7)          (12)           --
Net cash from operations                     429           482         1,225         1,243
Investing activities
  Additions to property,
   plant and mine development               (442)         (336)       (1,551)       (1,220)
  Investments in marketable
   debt and equity securities               (114)         (771)       (1,503)       (3,301)
  Proceeds from sale of
   marketable debt and equity
   securities                                290           796         2,224         3,358
  Acquisitions                                --            --          (348)           --
  Proceeds from sale of assets,
   net                                         3            18           334            79
  Other                                        9           (10)            6            (9)
Net cash used in investing
 activities of continuing
 operations                                 (254)         (303)         (838)       (1,093)
Net cash provided from investing
 activities of discontinued
 operations                                   40             1            34           116
Net cash used in investing
 activities                                 (214)         (302)         (804)         (977)
Financing activities
  Proceeds from debt, net                     --            --           198           583
  Repayment of debt                          (48)          (76)         (111)         (217)
  Early extinguishment of prepaid
   forward sales obligation                   --            --           (48)           --
  Dividends paid to common
   stockholders                              (45)          (45)         (180)         (179)
  Dividends paid to minority
   interests                                 (29)         (101)         (264)         (186)
  Proceeds from stock issuance                12            26            78            43
  Change in restricted cash and
   other                                       5             3            (6)           (5)
Net cash (used in) provided
 from financing activities of
 continuing operations                      (105)         (193)         (333)           39
Net cash used in financing
 activities of discontinued
 operations                                   --            --            (7)           (1)
Net cash (used in) provided
 from financing activities                  (105)         (193)         (340)           38
Effect of exchange rate changes
 on cash                                      (3)           --             3            (3)
Net change in cash and cash
 equivalents                                 107           (13)           84           301
Cash and cash equivalents
 at beginning of period                    1,059         1,095         1,082           781
Cash and cash equivalents
 at end of period                     $    1,166    $    1,082    $    1,166    $    1,082

    PROVEN AND PROBABLE GOLD RESERVES

             Equity Proven, Probable, and Combined Gold Reserves (1)
                                December 31, 2006

                                                         Proven Reserves
                                      ----------------------------------------------------
                                        Newmont       Tonnage        Grade         Gold
Deposits/Districts                       Share      (000 tons)     (oz/ton)      (000 ozs)
-----------------------------------   ----------    ----------    ----------    ----------
Nevada
  Carlin Open Pit (2)                        100%       25,900         0.069         1,780
  Carlin Underground                         100%        1,700          0.44           750
  Lone Tree Complex (3)                      100%            0                           0
  Midas (4)                                  100%          600          0.58           350
  Phoenix                                    100%            0                           0
  Twin Creeks                                100%       15,500         0.084         1,300
  Turquoise Ridge (5)                         25%        1,200          0.54           640
  Nevada In-Process (6)                      100%       45,600         0.024         1,120
  Nevada Stockpiles (7)                      100%       29,100         0.080         2,330
TOTAL NEVADA                                           119,600         0.069         8,270

Yanacocha, Peru
  Conga (Minas Conga)(8)                   51.35%            0                           0
  Yanacocha Open Pits(9)                   51.35%       28,500         0.020           560
  Yanacocha In-Process (6)                 51.35%       24,000         0.028           670
TOTAL YANACOCHA                                         52,500         0.023         1,230

Australia/New Zealand
  Boddington, Western
   Australia (10)                          66.67%      100,800         0.027         2,760
  Jundee, Western Australia                  100%        2,500         0.086           220
    Kalgoorlie Open Pits
     and Underground                          50%       34,500         0.061         2,120
    Kalgoorlie Stockpiles (5)                 50%       13,100         0.032           420
  Total Kalgoorlie, Western
   Australia                                  50%       47,600         0.053         2,540
  Martha, New Zealand (11)                   100%
  Pajingo, Queensland                        100%          600          0.31           170
    Tanami Underground and
     Open Pits                               100%        5,100          0.16           800
    Tanami Stockpiles (5)                    100%          400         0.084            40
  Total Tanami, Northern
   Territories                               100%        5,500          0.15           840
TOTAL AUSTRALIA/NEW ZEALAND                            157,000         0.042         6,530

Batu Hijau, Indonesia
  Batu Hijau Open Pit (12)                52.875%      106,100         0.015         1,540
  Batu Hijau
   Stockpiles (5) (12)                    52.875%            0                           0
TOTAL BATU HIJAU                                       106,100         0.015         1,540

Ghana, West Africa
  Ahafo(13)                                  100%            0                           0
  Akyem(14)                                  100%            0                           0
TOTAL GHANA                                                  0                           0

Other Operations
  Holloway, Ontario (15)                                     0                           0
  Kori Kollo, Bolivia                         88%       20,300         0.004            80
  La Herradura, Mexico                        44%       27,000         0.020           540
  Zarafshan, Uzbekistan (16)                   0%            0                           0
TOTAL OTHER OPERATIONS                                  47,300         0.013           620
TOTAL NEWMONT WORLDWIDE                                482,500         0.038        18,190

             Equity Proven, Probable, and Combined Gold Reserves (1)
                                December 31, 2006

                                              Probable Reserves
                                 ------------------------------------------
                                    Tonnage         Grade          Gold
Deposits/Districts                (000 tons)       (oz/ton)      (000 ozs)
------------------------------   ------------   ------------   ------------
Nevada
  Carlin Open Pit (2)                 245,700          0.040          9,750
  Carlin Underground                    5,700           0.44          2,510
  Lone Tree Complex (3)                     0                             0
  Midas (4)                               600           0.35            200
  Phoenix                             295,200          0.027          8,080
  Twin Creeks                          49,300          0.075          3,680
  Turquoise Ridge (5)                     900           0.54            510
  Nevada In-Process (6)                     0                             0
  Nevada Stockpiles (7)                 2,500          0.045            110
TOTAL NEVADA                          599,900          0.041         24,840

Yanacocha, Peru
  Conga (Minas Conga)(8)              317,200          0.019          6,080
  Yanacocha Open Pits(9)              249,300          0.031          7,750
  Yanacocha In-Process (6)                  0                             0
TOTAL YANACOCHA                       566,500          0.024         13,830

Australia/New Zealand
  Boddington, Western
   Australia (10)                     276,900          0.023          6,330
  Jundee, Western Australia             4,400           0.29          1,260
    Kalgoorlie Open Pits
     and Underground                   40,100          0.064          2,550
    Kalgoorlie Stockpiles (5)               0                             0
  Total Kalgoorlie, Western
   Australia                           40,100          0.064          2,550
  Martha, New Zealand (11)              4,100           0.14            560
  Pajingo, Queensland                     700           0.17            130
    Tanami Underground and
     Open Pits                          7,100           0.15          1,060
    Tanami Stockpiles (5)               2,600          0.032             80
  Total Tanami, Northern
   Territories                          9,700           0.12          1,140
TOTAL AUSTRALIA/NEW ZEALAND           335,900          0.036         11,970

Batu Hijau, Indonesia
  Batu Hijau Open Pit (12)            266,100          0.011          2,960
  Batu Hijau
   Stockpiles (5) (12)                145,800          0.004            540
TOTAL BATU HIJAU                      411,900          0.009          3,500

Ghana, West Africa
  Ahafo(13)                           163,800          0.078         12,620
  Akyem(14)                           147,200          0.052          7,660
TOTAL GHANA                           311,000          0.065         20,280

Other Operations
  Holloway, Ontario (15)                    0                             0
  Kori Kollo, Bolivia                  21,500          0.018            390
  La Herradura, Mexico                 37,500          0.023            850
  Zarafshan, Uzbekistan (16)                0                             0
TOTAL OTHER OPERATIONS                 59,000          0.021          1,240
TOTAL NEWMONT WORLDWIDE             2,284,200          0.033         75,660

             Equity Proven, Probable, and Combined Gold Reserves (1)
                                December 31, 2006

                                                  Proven + Probable Reserves
                                      -------------------------------------------------
                                                                               Metal-
                                        Tonnage       Grade        Gold       lurgical
Deposits/Districts                    (000 tons)    (oz/ton)     (000 ozs)    Recovery
-----------------------------------   ----------   ----------   ----------   ----------
Nevada
  Carlin Open Pit (2)                    271,600        0.042       11,530           74%
  Carlin Underground                       7,400         0.44        3,260           94%
  Lone Tree Complex (3)                        0                                      0
  Midas (4)                                1,200         0.47          550           95%
  Phoenix                                295,200        0.027        8,080           75%
  Twin Creeks                             64,800        0.077        4,980           81%
  Turquoise Ridge (5)                      2,100         0.54        1,150           90%
  Nevada In-Process (6)                   45,600        0.024        1,120           66%
  Nevada Stockpiles (7)                   31,600        0.077        2,440           76%
TOTAL NEVADA                             719,500        0.046       33,110           78%

Yanacocha, Peru
  Conga (Minas Conga)(8)                 317,200        0.019        6,080           79%
  Yanacocha Open Pits(9)                 277,800        0.030        8,310           68%
  Yanacocha In-Process (6)                24,000        0.028          670           71%
TOTAL YANACOCHA                          619,000        0.024       15,060           73%

Australia/New Zealand
  Boddington, Western
   Australia (10)                        377,700        0.024        9,090           82%
  Jundee, Western Australia                6,900         0.21        1,480           93%
    Kalgoorlie Open Pits
     and Underground                      74,600        0.063        4,670           86%
    Kalgoorlie Stockpiles (5)             13,100        0.032          420           79%
  Total Kalgoorlie, Western
   Australia                              87,700        0.058        5,090           85%
  Martha, New Zealand (11)                 4,100         0.14          560           90%
  Pajingo, Queensland                      1,300         0.23          300           96%
    Tanami Underground and
     Open Pits                            12,200         0.15        1,860           95%
    Tanami Stockpiles (5)                  3,000        0.039          120           95%
  Total Tanami, Northern
   Territories                            15,200         0.13        1,980           95%
TOTAL AUSTRALIA/NEW ZEALAND              492,900        0.038       18,500           86%

Batu Hijau, Indonesia
  Batu Hijau Open Pit (12)               372,200        0.012        4,500           80%
  Batu Hijau
   Stockpiles (5) (12)                   145,800        0.004          540           67%
TOTAL BATU HIJAU                         518,000        0.010        5,040           79%

Ghana, West Africa
  Ahafo(13)                              163,800        0.078       12,620           87%
  Akyem(14)                              147,200        0.052        7,660           89%
TOTAL GHANA                              311,000        0.065       20,280           88%

Other Operations
  Holloway, Ontario (15)                       0                         0
  Kori Kollo, Bolivia                     41,800        0.011          470           61%
  La Herradura, Mexico                    64,500        0.022        1,390           66%
  Zarafshan, Uzbekistan (16)                   0                         0
TOTAL OTHER OPERATIONS                   106,300        0.017        1,860           65%
TOTAL NEWMONT WORLDWIDE                2,766,700        0.034       93,850           81%

             Equity Proven, Probable, and Combined Gold Reserves (1)
                                December 31, 2005

                                         Proven + Probable Reserves
                                 ------------------------------------------
                                    Tonnage         Grade          Gold
Deposits/Districts                (000 tons)      (oz/ton)       (000 ozs)
------------------------------   ------------   ------------   ------------
Nevada
  Carlin Open Pit (2)                 238,300          0.043         10,330
  Carlin Underground                    7,700           0.49          3,750
  Lone Tree Complex (3)                 4,000          0.080            320
  Midas (4)                             1,500           0.58            900
  Phoenix                             308,400          0.029          8,950
  Twin Creeks                          61,200          0.074          4,520
  Turquoise Ridge (5)                   1,900           0.56          1,100
  Nevada In-Process (6)                48,900          0.023          1,140
  Nevada Stockpiles (7)                27,400          0.083          2,260
TOTAL NEVADA                          699,300          0.048         33,270

Yanacocha, Peru
  Conga (Minas Conga)(8)              317,200          0.019          6,080
  Yanacocha Open Pits(9)              294,500          0.033          9,700
  Yanacocha In-Process (6)             34,700          0.028            970
TOTAL YANACOCHA                       646,400          0.026         16,750

Australia/New Zealand
  Boddington, Western
   Australia (10)                     197,400          0.026          5,160
  Jundee, Western Australia             6,600           0.23          1,530
    Kalgoorlie Open Pits
     and Underground                   72,300          0.062          4,480
    Kalgoorlie Stockpiles (5)          12,600          0.033            420
  Total Kalgoorlie, Western
   Australia                           84,900          0.058          4,900
  Martha, New Zealand (11)              3,500           0.16            570
  Pajingo, Queensland                   1,600           0.29            450
    Tanami Underground and
     Open Pits                         13,500           0.16          2,220
    Tanami Stockpiles (5)               2,600          0.043            110
  Total Tanami, Northern
   Territories                         16,100           0.15          2,330
TOTAL AUSTRALIA/NEW ZEALAND           310,100          0.048         14,940

Batu Hijau, Indonesia
  Batu Hijau Open Pit (12)            594,100          0.011          6,310
  Batu Hijau
   Stockpiles (5) (12)                103,900          0.003            340
TOTAL BATU HIJAU                      698,000          0.010          6,650

Ghana, West Africa
  Ahafo(13)                           156,900          0.078         12,190
  Akyem(14)                           125,100          0.052          6,510
TOTAL GHANA                           282,000          0.066         18,700

Other Operations
  Holloway, Ontario (15)                  150           0.19             30
  Kori Kollo, Bolivia                  28,800          0.015            440
  La Herradura, Mexico                 34,900          0.022            770
  Zarafshan, Uzbekistan (16)           46,700          0.036          1,690
TOTAL OTHER OPERATIONS                110,550          0.027          2,930
TOTAL NEWMONT WORLDWIDE             2,746,350          0.034         93,240

    (1) Reserves are calculated at a gold price of US$500, A$675, or NZ$750 per ounce unless otherwise noted. 2005 reserves were calculated at a gold price of US$400, A$550, or NZ$650 per ounce unless otherwise noted. Tonnage amounts have been rounded to the nearest 100,000 unless they are less than 50,000, and gold ounces have been rounded to the nearest 10,000.

    (2) Includes undeveloped reserves at Castle Reef, North Lantern and Emigrant deposits for combined total undeveloped reserves of 1.8 million ounces.

    (3) The Lone Tree deposit was mined out in 2006. Processing of stockpiles and residual leaching is ongoing.

    (4) Also contains reserves of 6.8 million ounces of silver with a metallurgical recovery of 90%.

    (5) Reserve estimates provided by Barrick, the operator of the Turquoise Ridge Joint Venture. Barrick estimated reserves using a gold price of US$475.

    (6) In-process material is the material on leach pads at the end of each year from which gold remains to be recovered. In-process material reserves are reported separately where tonnage or contained ounces are greater than 5% of the total site-reported reserves and contained ounces are greater than 100,000.

    (7) Stockpiles are comprised primarily of material that has been set aside to allow processing of higher grade material in the mills. Stockpiles increase or decrease depending on current mine plans. Stockpile reserves are reported separately where tonnage or contained ounces are greater than 5% of the total site-reported reserves and contained ounces are greater than 100,000.

    (8) Deposit is currently undeveloped. Models were not updated during 2006. Therefore, reserves are based on 2005 costs and prices.

    (9) Reserves include currently undeveloped deposits at Corimayo and Chaquicocha Sur, which contain combined undeveloped reserves of 3.2 million equity ounces.

    (10) Deposit is currently being developed. Newmont acquired an additional 22.22% equity interest in 2006, which increased Newmont's equity ownership to 66.67%. Production is expected to begin in 2008.

    (11) Includes partially developed reserves of 320,000 ounces at the Favona deposit.

    (12) Percentage reflects Newmont's economic interest in the remaining reserves.

    (13) Deposits are partially developed and milling operations began in 2006. Includes undeveloped reserves totaling 6.4 million ounces.

    (14) Deposit is undeveloped. Newmont's equity ownership in 2005 was 85%.

    (15) Mine was closed during 2006 and remaining assets were sold.

    (16) Due to a series of unfavorable rulings in Uzbekistan courts beginning in June 2006, Newmont has discontinued operations at Zarafshan, and its equity ownership of Zarafshan was effectively expropriated by the Republic of Uzbekistan. Newmont is currently pursuing legal remedies. Newmont's ownership in 2005 was 50%.

    GOLD NON-RESERVE MINERALIZATION

               Equity Gold Mineralized Material Not in Reserves(1)
                                December 31, 2006

                                            Measured Material             Indicated Material
                                       ---------------------------   ---------------------------
                          Newmont         Tonnage         Grade         Tonnage        Grade
Deposits/Districts         Share        (000 tons)      (oz/ton)      (000 tons)      (oz/ton)
--------------------   ------------    ------------   ------------   ------------   ------------
Nevada
  Carlin Trend
   Open Pit                     100%          3,000          0.051         32,100          0.033
  Lone Tree Complex             100%          4,200          0.022              0
  Phoenix                       100%              0          0.000         92,800          0.017
  Twin Creeks                   100%          2,100          0.080         22,900          0.056
  Total Nevada
   Open Pit                                   9,300          0.045        147,800          0.027
  Carlin Trend
   Underground                  100%            200           0.35            900           0.26
  Midas                         100%              0           0.00              0           0.00
  Turquoise
   Ridge (2)                     25%            700           0.43            500           0.43
  Total Nevada
   Underground                                  900           0.41          1,400           0.32
  Nevada
   Stockpiles (3)               100%          1,200          0.076
Total Nevada                                 11,400          0.076        149,200          0.030

Yanacocha, Peru
  Conga                       51.35%              0                        58,000          0.013
  La Zanja(4)                  46.9%          5,200          0.027          3,800          0.024
  Yanacocha                   51.35%            400          0.007         82,800          0.027
Total Yanacocha                               5,600          0.026        144,600          0.021

Australia/
 New Zealand
  Boddington,
   Western
   Australia                  66.67%         10,200          0.011         98,200          0.016
  Jundee,
   Western
   Australia                    100%              0                           800          0.123
  Kalgoorlie,
   Western
   Australia                     50%          2,600          0.065          3,200          0.072
  Martha,
   New Zealand                  100%              0                         1,800           0.21
  Pajingo,
   Queensland                   100%              0           0.10            100           0.08
  Tanami,
   Northern
   Territory                    100%              0                           900          0.067
TOTAL AUSTRALIA/
 NEW ZEALAND                                 12,800          0.022        105,000          0.022

Batu Hijau,
 Indonesia
  Batu Hijau (5)             52.875%         30,600          0.011        131,500          0.008
  Martabe(6)                                      0          0.000              0          0.000
TOTAL BATU HIJAU                             30,600          0.011        131,500          0.008

Ghana, West Africa
  Ahafo                         100%              0                        71,300          0.063
  Akyem                         100%              0                        11,600          0.048
TOTAL AFRICA                                      0                        82,900          0.061

Other Operations
 and Projects
  Holloway,
   Ontario (7)                                    0           0.00              0           0.00
  Kori Kollo,
   Bolivia                       88%              0          0.000         10,700          0.017
  La Herradura,
   Mexico                        44%          6,400          0.021         15,200          0.020
TOTAL OTHER
 OPERATIONS AND
 PROJECTS                                     6,400          0.021         25,900          0.019
TOTAL NEWMONT
 WORLDWIDE                                   66,800          0.026        639,100          0.026

               Equity Gold Mineralized Material Not in Reserves(1)
                                December 31, 2006

                                     Measured + Indicated
                                          Material                  Inferred Material
                                 ---------------------------   ---------------------------
                                    Tonnage         Grade         Tonnage         Grade
Deposits/Districts                 (000 tons)      (oz/ton)      (000 tons)      (oz/ton)
------------------------------   ------------   ------------   ------------   ------------
Nevada
  Carlin Trend
   Open Pit                            35,100          0.035          6,300          0.022
  Lone Tree Complex                     4,200          0.022              0
  Phoenix                              92,800          0.017         23,200          0.022
  Twin Creeks                          25,000          0.058          3,100          0.033
  Total Nevada
   Open Pit                           157,100          0.028         32,600          0.023
  Carlin Trend
   Underground                          1,100           0.28          3,000           0.47
  Midas                                     0           0.00            800           0.33
  Turquoise
   Ridge (2)                            1,200           0.43            500           0.49
  Total Nevada
   Underground                          2,300           0.35          4,300           0.45
  Nevada
   Stockpiles (3)                       1,200          0.076
Total Nevada                          160,600          0.033         36,900          0.070

Yanacocha, Peru
  Conga                                58,000          0.013         79,000          0.011
  La Zanja(4)                           9,000          0.026              0
  Yanacocha                            83,200          0.027         23,500          0.020
Total Yanacocha                       150,200          0.021        102,500          0.013

Australia/
 New Zealand
  Boddington,
   Western
   Australia                          108,400          0.015        242,400          0.019
  Jundee,
   Western
   Australia                              800          0.123          1,700           0.20
  Kalgoorlie,
   Western
   Australia                            5,800          0.069            900          0.189
  Martha,
   New Zealand                          1,800           0.21            500           0.30
  Pajingo,
   Queensland                             100           0.08            300           0.15
  Tanami,
   Northern
   Territory                              900          0.067          7,000           0.21
TOTAL AUSTRALIA/
 NEW ZEALAND                          117,800          0.022        252,800          0.027

Batu Hijau,
 Indonesia
  Batu Hijau (5)                      162,100          0.009         48,900          0.003
  Martabe(6)                                0          0.000              0          0.000
TOTAL BATU HIJAU                      162,100          0.009         48,900          0.003

Ghana, West Africa
  Ahafo                                71,300          0.063         27,600          0.072
  Akyem                                11,600          0.048          4,600          0.047
TOTAL AFRICA                           82,900          0.061         32,200          0.068

Other Operations
 and Projects
  Holloway,
   Ontario (7)                              0           0.00              0           0.00
  Kori Kollo,
   Bolivia                             10,700          0.017              0           0.00
  La Herradura,
   Mexico                              21,600          0.020         29,600          0.021

TOTAL OTHER
 OPERATIONS AND
 PROJECTS                              32,300          0.019         29,600          0.021
TOTAL NEWMONT
 WORLDWIDE                            705,900          0.026        502,900          0.027

    (1) Mineralized Material calculated at a gold price of US$550, A$725, or NZ$850 per ounce unless otherwise noted. 2005 Mineralized material was calculated at a gold price of US$425, A$600, or NZ$715 per ounce. Tonnage amounts have been rounded to the nearest 100,000.

    (2) Mineralized material estimates were provided by Barrick, the operator of the Turquoise Ridge Joint Venture. Barrick calculated mineralized material not in reserves assuming a gold price of US$525 per ounce.

    (3) Stockpiles are comprised primarily of material that has been set aside to allow processing of higher grade material in the mills. Stockpiles increase or decrease depending on current mine plans.

    (4) Mineralized material estimates were provided by Buenaventura, the operator of the La Zanja Project. Buenaventura calculated mineralized material at a gold price of US$350 per ounce.

    (5) Percentage reflects Newmont's economic interest.

    (6) Martabe was sold during 2006.

    (7) Holloway was sold during 2006.

COPPER PROVEN AND PROBABLE RESERVES

                            Equity Copper Reserves(1)
                                December 31, 2006

                                                           Proven Reserve
                                      --------------------------------------------------------
                                                                                     Copper
                                        Newmont        Tonnage         Grade        (million
Deposits/Districts                       Share       (000 tons)        (Cu%)         pounds)
-----------------------------------   -----------    -----------    -----------    -----------
    Batu Hijau                             52.875%       106,100           0.53%         1,120
    Batu Hijau, Stockpiles (2)             52.875%             0                             0
  Total Batu Hijau, Indonesia (3)          52.875%       106,100           0.53%         1,120
  Boddington, Western Australia (4)         66.67%       100,800           0.11%           230
  Conga, Peru (5)                           51.35%             0                             0
  Phoenix, Nevada                             100%             0                             0
TOTAL NEWMONT WORLDWIDE                                  206,900           0.33%         1,350

                            Equity Copper Reserves(1)
                                December 31, 2006

                                                    Probable Reserve
                                      -------------------------------------------
                                                                        Copper
                                         Tonnage         Grade         (million
Deposits/Districts                     (000 tons)        (Cu%)          pounds)
-----------------------------------   ------------   ------------    ------------
    Batu Hijau                             266,100           0.47%          2,530
    Batu Hijau, Stockpiles (2)             145,800           0.37%          1,070
  Total Batu Hijau, Indonesia (3)          411,900           0.44%          3,600
  Boddington, Western Australia (4)        276,600           0.11%            610
  Conga, Peru (5)                          317,200           0.26%          1,660
  Phoenix, Nevada                          296,600           0.13%            770
TOTAL NEWMONT WORLDWIDE                  1,302,300           0.25%          6,640

                            Equity Copper Reserves(1)
                                December 31, 2006

                                                     Proven + Probable Reserve
                                      --------------------------------------------------------
                                                                      Copper         Metal-
                                        Tonnage         Grade        (million       lurgical
Deposits/Districts                    (000 tons)        (Cu%)         pounds)       Recovery
-----------------------------------   -----------    -----------    -----------    -----------
    Batu Hijau                            372,200           0.49%         3,650             85%
    Batu Hijau, Stockpiles (2)            145,800           0.37%         1,070             72%
  Total Batu Hijau, Indonesia (3)         518,000           0.46%         4,720             82%
  Boddington, Western Australia (4)       377,400           0.11%           840             83%
  Conga, Peru (5)                         317,200           0.26%         1,660             85%
  Phoenix, Nevada                         296,600           0.13%           770             65%
TOTAL NEWMONT WORLDWIDE                 1,509,200           0.26%         7,990             81%

                            Equity Copper Reserves(1)
                                December 31, 2005

                                              Proven + Probable Reserve
                                      -------------------------------------------
                                                                        Copper
                                         Tonnage         Grade         (million
Deposits/Districts                     (000 tons)        (Cu%)          pounds)
-----------------------------------   ------------   ------------    ------------
    Batu Hijau                             594,100           0.45%          5,310
    Batu Hijau, Stockpiles (2)             103,900           0.36%            750
  Total Batu Hijau, Indonesia (3)          698,000           0.43%          6,060
  Boddington, Western Australia (4)        197,100           0.12%            480
  Conga, Peru (5)                          317,200           0.26%          1,660
  Phoenix, Nevada                          309,900           0.15%            900
TOTAL NEWMONT WORLDWIDE                  1,522,200           0.35%          9,100

    (1) Reserves are calculated at US$1.25 or A$1.70 per pound copper price unless otherwise noted. 2005 reserves were calculated at US$1.00 or A$1.43 per pound copper price unless otherwise noted. Tonnage amounts have been rounded to the nearest 100,000 and pounds have been rounded to the nearest 10 million.

    (2) Stockpiles are comprised primarily of material that has been set aside to allow processing of higher grade material. Stockpiles increase or decrease depending on current mine plans. Stockpiles are reported separately where tonnage or contained metal are greater than 5% of the total site reported reserves.

    (3) Percentage reflects Newmont's economic interest in remaining reserves.

    (4) Deposit currently being developed. Newmont's equity ownership increased to 66.67% during 2006 after the acquisition of an additional 22.22% equity interest.

    (5) Deposit is undeveloped.


COPPER NON-RESERVE MINERALIZATION

              Equity Copper Mineralized Material Not in Reserves(1)
                                December 31, 2006

                                                  Measured Material              Indicated Material
                                            ----------------------------    ----------------------------
                               Newmont         Tonnage          Grade          Tonnage          Grade
Deposits/Districts              Share        (000 tons)         (Cu%)        (000 tons)         (Cu%)
-------------------------   ------------    ------------    ------------    ------------    ------------
  Batu Hijau,
   Indonesia (2)                  52.875%         30,600            0.36%        131,500            0.36%
  Boddington,
   Western
   Australia                       66.67%         10,200            0.08%         98,200            0.09%
  Conga, Peru                      51.35%              0            0.00%         58,000            0.18%
  Phoenix, Nevada                    100%              0            0.00%         91,300            0.16%
TOTAL NEWMONT
 WORLDWIDE                                        40,800            0.29%        379,000            0.21%

              Equity Copper Mineralized Material Not in Reserves(1)
                                December 31, 2006

                                Measured + Indicated
                                     Material                   Inferred Material
                            ---------------------------    ---------------------------
                               Tonnage         Grade          Tonnage         Grade
Deposits/Districts           (000 tons)        (Cu%)        (000 tons)        (Cu%)
-------------------------   ------------   ------------    ------------   ------------
  Batu Hijau,
   Indonesia (2)                 162,100           0.36%         48,900           0.29%
  Boddington,
   Western
   Australia                     108,400           0.09%        242,400           0.10%
  Conga, Peru                     58,000           0.18%         79,000           0.17%
  Phoenix, Nevada                 91,300           0.16%         24,200           0.16%
TOTAL NEWMONT
 WORLDWIDE                       419,800           0.22%        394,500           0.14%

    (1) Mineralized material calculated at a copper price of US$1.50 or A$2.00 per pound unless otherwise noted. 2005 mineralized material was calculated at a copper price of US$1.10 or A$1.47 per pound. Tonnage amounts have been rounded to the nearest 100,000.

    (2) Percentage reflects Newmont's economic interest in remaining mineralized material.

OPERATING STATISTICS SUMMARY

GOLD                                            Q4 2006        Q4 2005         2006           2005
------------------------------------------   ------------   ------------   ------------   ------------
  Consolidated ounces sold (000):
    Nevada (1)                                      887.1          651.9        2,534.1        2,444.1
    Yanacocha                                       439.0        1,062.9        2,572.3        3,327.5
    Batu Hijau                                      169.1          180.9          435.3          720.5
    Australia/New Zealand
      Tanami                                        116.0          108.2          417.6          493.7
      Kalgoorlie                                     76.1          109.4          332.2          409.6
      Jundee                                         76.1           92.9          305.4          341.8
      Pajingo                                        57.6           51.0          174.6          192.0
      Martha                                         20.7           35.5          120.3          163.4
                                                    346.5          397.0        1,350.1        1,600.5

    Ahafo                                           124.8             --          202.1             --

    Other
      Golden Giant                                    1.7           46.0           59.3          162.0
      La Herradura                                   17.9           19.0           79.2           80.2
      Kori Kollo                                     25.3           49.4          128.8           94.5
                                                     44.9          114.4          267.3          336.7

                                                  2,011.4        2,407.1        7,361.2        8,429.3

  Equity ounces sold (000):
    Nevada (1)                                      887.1          606.2        2,427.0        2,287.2
    Yanacocha                                       225.4          545.8        1,320.9        1,708.7
    Batu Hijau                                       89.4           95.7          230.2          381.0
    Australia/New Zealand
      Tanami                                        116.0          108.2          417.6          493.7
      Kalgoorlie                                     76.1          109.4          332.2          409.6
      Jundee                                         76.1           92.9          305.4          341.8
      Pajingo                                        57.6           51.0          174.6          192.0
      Martha                                         20.7           35.5          120.3          163.4
                                                    346.5          397.0        1,350.1        1,600.5

    Ahafo                                           124.8             --          202.1             --

    Other
      Golden Giant                                    1.7           46.0           59.3          162.0
      La Herradura                                   17.9           19.0           79.2           80.2
      Kori Kollo                                     22.3           43.5          113.3           83.2
                                                     41.9          108.5          251.8          325.4

                                                  1,715.1        1,753.2        5,782.1        6,302.8
    Discontinued operations:
      Zarafshan                                       0.5           29.6           26.0          122.7
      Holloway                                         --           16.0           62.2           67.8
                                                  1,715.6        1,798.8        5,870.3        6,493.3

COPPER
  Batu Hijau (pounds sold in millions):
    Consolidated                                    146.8          128.7          434.7          572.7
    Equity                                           77.6           68.0          229.9          302.8

    (1) Includes 17,400 and 100,300 ounces sold (consolidated and equity) for the quarter and year ended December 31, 2006, respectively, and 22,100 ounces sold (consolidated and equity) for the quarter and year ended December 31, 2005, from Phoenix and Leeville start-up activities which are not included in Revenue, Costs applicable to sales and Depreciation, depletion and amortization per ounce calculations prior to commencing operations on October 1, 2006 and October 14, 2006, respectively. Revenues and costs during start-up are included in Other income, net.

OPERATING STATISTICS - NEVADA (1)

                                                Q4 2006        Q4 2005         2006           2005
                                             ------------   ------------   ------------   ------------
Tons mined (000 dry short tons):
  Open pit
    Ore                                            12,961          9,512         38,446         34,115
    Waste                                          41,631         40,023        152,992        159,450
      Total                                        54,592         49,535        191,438        193,565
  Underground                                         660            475          1,651          1,727
Tons milled/processed (000 dry short tons):
  Mill                                              6,502          4,188         17,882         15,570
  Leach                                             4,768          5,740         22,138         21,660
Average ore grade (oz/ton):
  Mill                                              0.112          0.153          0.127          0.157
  Leach                                             0.032          0.021          0.026          0.024
Average mill recovery rate                           79.8%          84.5%          81.1%          86.0%
Ounces produced (000):
  Mill                                              734.8          514.9        2,059.3        2,060.8
  Leach                                             123.7           79.0          363.8          355.9
  Incremental start-up (1)                           17.4           22.1          100.3           22.1
    Consolidated                                    875.9          616.0        2,523.4        2,438.8
    Equity                                          875.9          570.2        2,415.8        2,276.7
Ounces sold (000):
    Consolidated                                    887.1          651.9        2,534.1        2,444.1
    Equity                                          887.1          606.2        2,427.0        2,287.2

Production costs (in millions):
  Costs applicable to sales                  $        316   $        222   $        980   $        807
  Depreciation, depletion and
   amortization                              $         73   $         32   $        180   $        124
Production costs (per ounce sold):
  Direct mining and production
   costs                                     $        372   $        348   $        404   $        346
  Capitalized mining                                   --             --             --            (20)
  By-product credits                                  (22)            (6)           (15)            (7)
  Royalties and production taxes                        7              7              9              8
  Reclamation/accretion expense                         2              1              3              2
  Other                                                 4              2              2              4
    Costs applicable to sales                $        363   $        352   $        403   $        333
    Depreciation, depletion and
     amortization                            $         84   $         51   $         74   $         51

    (1) Phoenix and Leeville start-up activities. Revenues and incremental costs during start-up are included in Other income, net.

OPERATING STATISTICS - YANACOCHA

                                                Q4 2006        Q4 2005         2006           2005
                                             ------------   ------------   ------------   ------------
Tons mined (000 dry short tons):
  Ore                                              23,918         35,497        115,795        145,926
  Waste                                            27,990         17,565        101,706         73,007
    Total                                          51,908         53,062        217,501        218,933
Tons processed
 (000 dry short tons):                             26,666         36,216        118,551        146,645
Average ore grade (oz/ton):                         0.016          0.028          0.026          0.028
Ounces produced (000):
  Consolidated                                      456.0        1,064.4        2,612.2        3,333.1
  Equity                                            234.2          546.6        1,341.4        1,711.5
Ounces sold (000):
  Consolidated                                      439.0        1,062.9        2,572.3        3,327.5
  Equity                                            225.4          545.8        1,320.9        1,708.7

Production costs (in millions):
  Costs applicable to sales                  $        107   $        154   $        498   $        488
  Depreciation, depletion and
   amortization                              $         34   $         57   $        172   $        205
Production costs (per ounce sold):
  Direct mining and production
   costs                                     $        255   $        149   $        200   $        150
  By-product credits                                  (21)           (11)           (16)           (10)
  Royalties and production taxes                        5              3              4              3
  Reclamation/accretion expense                         3              2              3              2
  Other                                                 2              2              2              2
    Costs applicable to sales                $        244   $        145   $        193   $        147
    Depreciation, depletion and
     amortization                            $         78   $         53   $         67   $         62

OPERATING STATISTICS - BATU HIJAU

                                                Q4 2006        Q4 2005         2006           2005
                                             ------------   ------------   ------------   ------------
Tons mined (000 dry short tons)
  Ore                                              21,101         27,533        127,255         83,761
  Waste                                            54,670         24,452        165,904        142,077
  Total                                            75,771         51,985        293,159        225,838
Tons milled
 (000 dry short tons):                             12,755         11,763         47,026         50,210
Average ore grade:
  Gold (oz/ton)                                     0.017          0.016          0.012          0.018
  Copper                                             0.65%          0.61%          0.55%          0.69%
Average mill recovery rate:
  Gold                                               81.2%          80.6%          79.5%          80.7%
  Copper                                             90.7%          85.0%          87.3%          86.7%
Production:
  Gold ounces (000)
    Consolidated                                    175.7          156.9          447.7          731.8
    Equity                                           92.9           82.9          236.7          386.9
  Copper pounds (millions)
    Consolidated                                    150.5          120.8          453.7          596.0
    Equity                                           79.6           63.9          239.9          315.1
Sales:
  Gold ounces (000)
    Consolidated                                    169.1          180.9          435.3          720.5
    Equity                                           89.4           95.7          230.2          381.0
  Copper pounds (millions)
    Consolidated                                    146.8          128.7          434.7          572.7
    Equity                                           77.6           68.0          229.9          302.8

Gold production costs (in millions):
  Costs applicable to sales                  $         32   $         29   $         91   $        110
  Depreciation, depletion and
   amortization                              $          6   $          9   $         20   $         34
Gold production costs
 (per ounce sold):
  Direct mining and production
   costs                                     $        188   $        151   $        203   $        145
  Capitalized mining                                   --              4             --              1
  By-product credits                                  (10)            (5)            (9)            (5)
  Royalties and production taxes                       12             10             13              9
  Reclamation/accretion expense                         2              2              2              2
    Costs applicable to sales                $        192   $        162   $        209   $        152
    Depreciation, depletion and
     amortization                            $         38   $         47   $         46   $         47

Copper production costs (in millions):
  Costs applicable to sales                  $         94   $         77   $        308   $        304
  Depreciation, depletion and
   amortization                              $         20   $         21   $         66   $         88
Copper production costs
 (per pound sold):
  Direct mining and production
   costs                                     $       0.58   $       0.52   $       0.66   $       0.47
  Capitalized mining                                   --           0.02             --             --
  By-product credits                                (0.03)         (0.03)         (0.03)         (0.02)
  Royalties and production taxes                     0.03           0.03           0.02           0.03
  Reclamation/accretion expense                      0.01           0.01           0.01           0.01
  Other                                              0.05           0.05           0.05           0.04
    Costs applicable to sales                $       0.64   $       0.60   $       0.71   $       0.53
    Depreciation, depletion and
     amortization                            $       0.13   $       0.16   $       0.15   $       0.15

OPERATING STATISTICS - PAJINGO AND JUNDEE

PAJINGO                                         Q4 2006        Q4 2005         2006           2005
------------------------------------------   ------------   ------------   ------------   ------------
Tons mined (000 dry short tons)                       161            147            567            629
Tons milled (000 dry short tons)                      317            317          1,133          1,318
Average ore grade (oz/ton)                          0.434          0.342          0.331          0.303
Average mill recovery rate                           96.3%          96.5%          96.7%          96.6%
Ounces produced (000):
  Consolidated                                       61.2           50.9          177.1          193.0
  Equity                                             61.2           50.9          177.1          193.0
Ounces sold (000):
  Consolidated                                       57.6           51.0          174.6          192.0
  Equity                                             57.6           51.0          174.6          192.0

Production costs (in millions):
  Costs applicable to sales                  $         16   $         13   $         61   $         58
  Depreciation, depletion and
   amortization                              $          9   $          6   $         28   $         25
Production costs (per ounce sold):
  Direct mining and production
   costs                                     $        267   $        245   $        341   $        289
  By-product credits                                  (12)            (8)           (13)            (8)
  Royalties and production taxes                       18             18             17             15
  Reclamation/accretion expense                         2              2              2              2
  Other                                                --              2              3              3
    Costs applicable to sales                $        275   $        259   $        350   $        301
    Depreciation, depletion and
     amortization                            $        158   $        127   $        161   $        130

JUNDEE                                          Q4 2006        Q4 2005         2006           2005
------------------------------------------   ------------   ------------   ------------   ------------
Tons mined (000 dry short tons):
  Open pit
    Ore                                               177            285            812          1,309
    Waste                                           1,522          1,565          5,810         11,867
      Total                                         1,699          1,850          6,622         13,176
  Underground                                         257            274          1,166          1,132
Tons milled (000 dry short tons)                    1,275          1,322          4,921          5,124
Average ore grade (oz/ton)                          0.139          0.157          0.136          0.145
Average mill recovery rate                           92.8%          92.5%          92.3%          92.2%
Ounces produced (000):
  Consolidated                                       82.8           92.2          313.0          341.6
  Equity                                             82.8           92.2          313.0          341.6
Ounces sold (000):
  Consolidated                                       76.1           92.9          305.4          341.8
  Equity                                             76.1           92.9          305.4          341.8

Production costs (in millions):
  Costs applicable to sales                  $         28   $         26   $        113   $        115
  Depreciation, depletion and
   amortization                              $          8   $          8   $         26   $         26
Production costs (per ounce sold):
  Direct mining and production
   costs                                     $        354   $        261   $        345   $        315
  By-product credits                                   (2)            (1)            (2)            (1)
  Royalties and production taxes                       17             12             16             11
  Reclamation/accretion expense                         5              4              5              4
  Other                                                --             --              5              6
    Costs applicable to sales                $        374   $        276   $        369   $        335
    Depreciation, depletion and
     amortization                            $        110   $         83   $         85   $         80

OPERATING STATISTICS - TANAMI AND KALGOORLIE

TANAMI                                          Q4 2006        Q4 2005         2006           2005
------------------------------------------   ------------   ------------   ------------   ------------
Tons mined (000 dry short tons)                       539            504          2,136          2,049
Tons milled (000 dry short tons)                    1,613          1,546          6,301          8,162
Average ore grade (oz/ton)                          0.167          0.146          0.144          0.125
Average mill recovery rate                           95.5%          94.6%          95.2%          94.8%
Ounces produced (000):
  Consolidated                                      129.2          107.3          430.7          487.5
  Equity                                            129.2          107.3          430.7          487.5
Ounces sold (000):
  Consolidated                                      116.0          108.2          417.6          493.7
  Equity                                            116.0          108.2          417.6          493.7

Production costs (in millions):
  Costs applicable to sales                  $         42   $         37   $        155   $        162
  Depreciation, depletion and
   amortization                              $          9   $          8   $         30   $         33
Production costs (per ounce sold):
  Direct mining and production
   costs                                     $        295   $        309            314   $        301
  By-product credits                                   (1)            (1)            (1)            (1)
  Royalties and production taxes                       63             28             54             20
  Reclamation/accretion expense                         3              4              3              4
  Other                                                --              4             --              4
    Costs applicable to sales                $        360   $        344   $        370   $        328
    Depreciation, depletion and
     amortization                            $         76   $         77   $         72   $         67

KALGOORLIE                                      Q4 2006        Q4 2005         2006           2005
------------------------------------------   ------------   ------------   ------------   ------------
Tons mined (000 dry short tons):
  Open pit
    Ore                                             1,715          1,506          7,037          7,306
    Waste                                           9,267         10,213         38,687         38,084
      Total                                        10,982         11,719         45,724         45,390
  Underground                                          51             53            207            213
Tons milled (000 dry short tons)                    3,266          3,537         12,868         14,627
Average ore grade (oz/ton)                          0.057          0.057          0.062          0.067
Average mill recovery rate                           85.3%          81.7%          84.6%          85.6%
Ounces produced (000):
  Consolidated                                       87.3          109.5          342.5          409.4
  Equity                                             87.3          109.5          342.5          409.4
Ounces sold (000):
  Consolidated                                       76.1          109.4          332.2          409.6
  Equity                                             76.1          109.4          332.2          409.6

Production costs (in millions):
  Costs applicable to sales                  $         41   $         42   $        163   $        144
  Depreciation, depletion and
   amortization                              $          6   $          5   $         25   $         17
Production costs (per ounce sold):
  Direct mining and production
   costs                                     $        512   $        453   $        470   $        363
  Capitalized mining                                   --            (80)            --            (23)
  By-product credits                                   (3)            (2)            (3)            (2)
  Royalties and production taxes                       18              7             16             11
  Reclamation/accretion expense                         7              3              6              3
  Other                                                 5             --              1             --
    Costs applicable to sales                $        539   $        381   $        490   $        352
    Depreciation, depletion and
     amortization                            $         83   $         49   $         76   $         42

OPERATING STATISTICS - MARTHA AND AHAFO

MARTHA                                          Q4 2006        Q4 2005         2006           2005
------------------------------------------   ------------   ------------   ------------   ------------
Tons mined (000 dry short tons):
  Open pit
    Ore                                                45            347            890          1,225
    Waste                                             826            187            987            900
      Total                                           871            534          1,877          2,125
  Underground                                          86             --            149             --
Tons milled (000 dry short tons)                      353            636          2,049          2,554
Average ore grade (oz/ton)                          0.181          0.129          0.135          0.140
Average mill recovery rate                           86.4%          93.6%          91.9%          93.0%
Ounces produced (000):
  Consolidated                                       28.6           34.6          129.7          163.5
  Equity                                             28.6           34.6          129.7          163.5
Ounces sold (000):
  Consolidated                                       20.7           35.5          120.3          163.4
  Equity                                             20.7           35.5          120.3          163.4

Production costs (in millions):
  Costs applicable to sales                  $          7   $          7   $         27   $         29
  Depreciation, depletion and
   amortization                              $          1   $          3   $         10   $         16
Production costs (per ounce sold):
  Direct mining and production
   costs                                     $        404   $        256   $        294   $        229
  Capitalized mining                                   --             15             --             12
  By-product credits                                  (74)           (70)           (79)           (67)
  Royalties and production taxes                        3             --              1             --
  Reclamation/accretion expense                        10              3              7              3
    Costs applicable to sales                $        343   $        204   $        223   $        177
    Depreciation, depletion and
     amortization                            $         36   $         96   $         83   $         97

AHAFO                                           Q4 2006        Q4 2005         2006           2005
------------------------------------------   ------------   ------------   ------------   ------------
Tons mined (000 dry short tons):
  Open pit
    Ore                                             2,596             --          5,007             --
    Waste                                           8,422             --         14,992             --
      Total                                        11,018             --         19,999             --
Tons milled (000 dry short tons)                    4,342             --          7,031             --
Average ore grade (oz/ton)                          0.068             --          0.065             --
Average mill recovery rate                           86.7%            --           88.3%            --
Ounces produced (000):
  Consolidated                                      119.1             --          197.0             --
  Equity                                            119.1             --          197.0             --
Ounces sold (000):
  Consolidated                                      124.8             --          202.1             --
  Equity                                            124.8             --          202.1             --

Production costs (in millions):
  Costs applicable to sales                  $         41             --   $         60             --
  Depreciation, depletion and
   amortization                              $         13             --   $         19             --
Production costs (per ounce sold):                                    --                            --
  Direct mining and production
   costs                                     $        306             --   $        277             --
  By-product credits                                   (1)            --             (1)            --
  Royalties and production taxes                       18             --             18             --
  Reclamation/accretion expense                         1             --              1             --
  Other                                                 2             --              2             --
    Costs applicable to sales                $        326             --   $        297             --
    Depreciation, depletion and
     amortization                            $        102             --   $         95             --

OPERATING STATISTICS - GOLDEN GIANT AND LA HERRADURA

GOLDEN GIANT                                    Q4 2006        Q4 2005         2006           2005
------------------------------------------   ------------   ------------   ------------   ------------
Tons mined (000 dry short tons)                        --            172             13            576
Tons milled (000 dry short tons)                       --            351             35          1,162
Average ore grade (oz/ton)                             --          0.309          0.627          0.298
Average mill recovery rate                             --           95.2%          96.9%          95.7%
Ounces produced (000):
  Consolidated                                        1.7           45.9           59.2          161.8
  Equity                                              1.7           45.9           59.2          161.8
Ounces sold (000):
  Consolidated                                        1.7           46.0           59.3          162.0
  Equity                                              1.7           46.0           59.3          162.0

Production costs (in millions):
  Costs applicable to sales                  $         --   $         13   $         13   $         48
  Depreciation, depletion and
   amortization                              $         --   $          3   $          1   $         11
Production costs (per ounce sold):
  Direct mining and production
   costs                                     $         --   $        271   $        201   $        290
  By-product credits                                   --             --             (1)            --
  Royalties and production taxes                       --              1             --              1
  Reclamation/accretion expense                        --              3             14              3
  Other                                                --              2             --              2
    Costs applicable to sales                $         --   $        277   $        214   $        296
    Depreciation, depletion and
     amortization                            $         --   $         54   $         10   $         67

LA HERRADURA                                    Q4 2006        Q4 2005         2006           2005
------------------------------------------   ------------   ------------   ------------   ------------
Tons mined (000 dry short tons):
  Ore                                               1,219            717          4,263          3,510
  Waste                                             3,902          2,321         13,926          9,670
    Total                                           5,121          3,038         18,189         13,180
Tons processed
 (000 dry short tons)                               1,219            717          4,263          3,510
Average ore grade (oz/ton)                          0.024          0.031          0.023          0.029
Ounces produced (000):
  Consolidated                                       24.4           19.0           79.2           80.2
  Equity                                             24.4           19.0           79.2           80.2
Ounces sold (000):
  Consolidated                                       17.9           19.0           79.2           80.2
  Equity                                             17.9           19.0           79.2           80.2

Production costs (in millions):
  Costs applicable to sales                  $          5   $          4   $         20   $         15
  Depreciation, depletion and
   amortization                              $          2   $          2   $          9   $          5
Production costs (per ounce sold):
  Direct mining and production
   costs                                     $        264   $        263   $        251   $        212
  Capitalized mining                                   --            (43)            --            (31)
  By-product credits                                  (25)            (2)           (10)            (1)
  Royalties and production taxes                       --             --             --             --
  Reclamation/accretion expense                        12              2              4              2
  Other                                                 3              3              3              2
    Costs applicable to sales                $        254   $        223   $        248   $        184
    Depreciation, depletion and
     amortization                            $        129   $         80   $        114   $         63

OPERATING STATISTICS - KORI KOLLO

                                                Q4 2006        Q4 2005         2006           2005
                                             ------------   ------------   ------------   ------------
Tons mined (000 dry short tons):
  Ore                                               1,920          4,391          9,516         12,712
  Waste                                             4,317            914         14,294          1,343
    Total                                           6,237          5,305         23,810         14,055
Tons processed
 (000 dry short tons)                               1,920          4,391          9,516         12,712
Average ore grade (oz/ton)                          0.021          0.014          0.021          0.013
Ounces produced (000):
  Consolidated                                       25.1           46.6          129.0           97.4
  Equity                                             22.1           41.0          113.5           85.7
Ounces sold (000):
  Consolidated                                       25.3           49.4          128.8           94.5
  Equity                                             22.3           43.5          113.3           83.2

Production costs (in millions):
  Costs applicable to sales                  $          8   $          7   $         27   $         16
  Depreciation, depletion and
   amortization                              $          2   $          2   $          9   $          4
Production costs (per ounce sold):
  Direct mining and production
   costs                                     $        310   $        120   $        213   $        140
  By-product credits                                  (25)            (7)           (17)           (11)
  Royalties and production taxes                       --             23             --             21
  Reclamation/accretion expense                        12              7             10             14
  Other                                                 4              2              4              3
    Costs applicable to sales                $        301   $        145   $        210   $        167
    Depreciation, depletion and
     amortization                            $         92   $         47   $         68   $         40

GOLD DERIVATIVE POSITION (December 31, 2006)
MATURITY SUMMARY (1), (2) (000 Ounces)

                              Put Option               Price Capped
                              Contracts                 Contracts
                       -----------------------   -----------------------
Year                     Ounces      Price (2)     Ounces      Price (2)
--------------------   ----------   ----------   ----------   ----------
2007                           20          397           --           --
2008                           --           --        1,000          384
2009                           --           --          600          381
2010                           --           --           --           --
Thereafter                     --           --          250          392
Total/Average                  20   $      397        1,850   $      384

    The Company's fourth quarter earnings conference call and web cast presentation will be held on February 22, 2007 beginning at 4:00 p.m. Eastern Time (2:00 p.m. Mountain Time). To participate:

    Dial-In Number:   210.795.2680
    Leader:           Randy Engel
    Password:         Newmont

    The conference call will also be simultaneously carried on our web site at www.newmont.com under Investor Information/Presentations and will be archived there for a limited time.

    Cautionary Statement

    This news release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that are intended to be covered by the safe harbor created by such sections. Such forward-looking statements include, without limitation, (i) estimates of future gold and copper production and sales; (ii) estimates of future costs applicable to sales; (iii) estimates of future capital expenditures, royalty and dividend income, tax rates and expenses; (iv) estimates regarding timing of future development, construction, production or closure activities; (v) statements regarding future exploration results and the replacement of reserves; and (vi) statements regarding cost structure and competitive position. Where the Company expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Such risks include, but are not limited to, gold and other metals price volatility, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, political and operational risks in the countries in which we operate, and governmental regulation and judicial outcomes. For a more detailed discussion of such risks and other factors, see the Company's 2005 Annual Report on Form 10-K/A, filed October 26, 2006, which is on file with the Securities and Exchange Commission, as well as the Company's other SEC filings. The Company does not undertake any obligation to release publicly revisions to any "forward-looking statement," to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

SOURCE  Newmont Mining Corporation
    -0-                             02/22/2007
    /CONTACT: Randy Engel, +1-303-837-6033, randy.engel@newmont.com, or Stephen Gottesfeld, +1-303-837-5737, stephen.gottesfeld@newmont.com, both of Newmont Mining Corporation/
    /First Call Analyst: /
    /FCMN Contact: joy.shults@newmont.com /
    /Web site:  http://www.newmont.com/